Exhibit 99.1

EnerSys Announces Pricing of Concurrent Public Offerings of Convertible Senior Notes and Common Stock

Reading, Pa.—May 22, 2008—EnerSys (NYSE: ENS) announced today the pricing of $150 million aggregate principal amount of its convertible senior notes due 2038 and 3,400,000 shares of its common stock offered by certain of its stockholders.

The $150 million aggregate principal amount of convertible senior unsecured notes matures in 2038 and will pay interest semiannually at a rate of 3.375% per annum until June 1, 2015, after which their principal amount will accrete at a rate of 3.375% per annum. Commencing with the interest period beginning June 1, 2015, the notes will also pay contingent interest under certain circumstances based on the trading price of the notes. The notes will be convertible under certain circumstances at an initial conversion rate of 24.6305 shares of common stock per $1,000 original principal amount of notes (equivalent to an initial conversion price of approximately $40.60 per share), subject to adjustment. The initial conversion price represents a premium of approximately 40% over the price of the common stock in the concurrent common stock offering. The sale of the convertible notes is expected to close on May 28, 2008. EnerSys granted the underwriters an option to purchase up to an additional $22.5 million aggregate principal amount of the convertible notes to cover overallotments.

The 3.4 million share offering of common stock was priced at $29.00 per share and is expected to close on May 28, 2008. EnerSys will not receive any proceeds from the offering. The selling stockholders granted the underwriters an option to purchase up to 0.34 million additional shares of common stock.

EnerSys intends to use the net proceeds from the convertible note offering to repay a portion of the outstanding indebtedness (currently $351.4 million) under its existing senior secured term loan B.

Each offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission.

Goldman, Sachs & Co. and Banc of America Securities LLC are acting as joint book-running managers of the convertible note offering and the common stock offering. Copies of the final prospectus supplement relating to the convertible note offering and the common stock offering, when available, may be obtained from Goldman, Sachs & Co., Attn: Prospectus Dept., 85 Broad Street, New York, NY 10004, Fax: 212-902-9316 or email at prospectus-ny@ny.email.gs.com or Banc of America Securities LLC, Capital Markets (Prospectus Fulfillment) by e-mail to dg.prospectus_distribution@bofasecurities.com or by mail to Banc of America Securities LLC, Capital Markets Operations, 100 West 33rd Street, 3rd Floor, New York, NY 10001.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

For more information, contact Richard Zuidema, Executive Vice President, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800/538-3627. Website: www.enersys.com.

Forward-Looking Statements

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act) which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Forward-looking statements involve risks, uncertainties and assumptions. Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. Actual results may differ materially from those expressed in these forward-looking statements due to a number of uncertainties and risks. For a list of such factors, which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the third fiscal quarter ended December 30, 2007. No undue reliance should be placed on any forward-looking statements.